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                  SECURITIES AND EXCHANGE COMMISSION
                        450 5th STREET, N.W.
                     WASHINGTON, D.C.  20549

                         ______________

                            FORM 8-K

                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


  Date of report (Date of earliest event reported): June 7, 1999


                         CECIL BANCORP, INC.
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       (Exact Name of Registrant as Specified in Charter)


       Maryland                 0-24926         52-1883546
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(State or Other Jurisdiction  (Commission    (IRS Employer
   of Incorporation)          File Number)   Identification No.)


             127 North Street, Elkton, Maryland  21921
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             (Address of Principal Executive Officer)


Registrant's telephone number, including area code:
                    (410) 398-1650
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                          Not Applicable
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 (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On June 7, 1999, Cecil Federal Savings Bank, subsidiary of Cecil Bancorp, Inc. announced that it had reached agreement with Susquehanna Bank, Towson, Maryland, subsidiary of Susquehanna Bancshares, Inc. Lititz, Pennsylvania, for Cecil Federal to acquire Susquehanna Bank's two branch offices located in Elkton, Maryland. These branches, which had total savings deposits of approximately $23.5 million at May 31, 1999, are expected to become branches of Cecil Federal Savings Bank. The acquisition of these branches is subject to regulatory approval and certain other conditions. The transaction is expected to be completed in the late Summer or early Fall of 1999.

     For more information, reference is made to the Purchase and Assumption Agreement by and between Cecil Federal Savings Bank and Susquehanna Bank, dated June 7, 1999, attached hereto as
Exhibit 2.1, and to the press release of Cecil Bancorp, Inc. dated June 7, 1999, which is attached hereto as Exhibit 99.1, both of which are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     The following exhibits are filed herewith.

     (a)  Exhibits.

          2.1 Purchase and Assumption Agreement by and between Cecil Federal Savings Bank and Susquehanna Bank, dated June 7, 1999.

         99.1   Press Release dated June 7, 1999.
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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CECIL BANCORP, INC.
                                  ---------------------------
                                         (Registrant)


                                  By: /s/ Mary B. Halsey
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                                      Mary B. Halsey
                                      President

Date June 10, 1999
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